Exhibit 10.1

SECOND AMENDMENT OF EMPLOYMENT AGREEMENT

This Second Amendment of Employment Agreement ("Second Amendment") is made and effective as of this 11th day of May 2023, by and between ROYAL BUSINESS BANK ("Bank"), RBB Bancorp (the “Company”) and Mr. David R. Morris ("Executive"). This Second Amendment is made with specific reference to the following facts:

RECITALS

Bank and Executive entered into that certain Employment Agreement dated April 12, 2017 ("Agreement”), pursuant to which Executive was retained, and a First Amendment dated October 22, 2021 whereby the first paragraph of Section F.4(a) Change of Control was amended. Bank and Executive desire to enter into this Second Amendment in order to further amend the first paragraph of Section 4(a) Change of Control, and to make certain amendments to provide that Executive is the Chief Executive Officer of the Bank and the Company.

NOW, THEREFORE, for and in consideration of the foregoing recitals and the Terms and Conditions contained in this Second Amendment, the parties agree as follows:

1.	Section B.1 of the Agreement is hereby amended to read in full as follows:

“Executive’s duties under this Employment Agreement include all ordinary and reasonable duties customarily performed by the full‑time Chief Executive Officer, subject to the powers by law vested in the Boards of Directors of the Bank, the Bancorp and in the Bancorp’s and the Bank’s shareholders. As such, Executive shall oversee the overall operation and development of the Bank and the Bancorp. Executive shall render his services to the Bank and the Bancorp, and shall exercise such corporate responsibilities as Executive may be directed by the Boards of Directors, and Executive shall perform his duties faithfully, diligently and to the best of his ability, consistent with the highest and best standards of the banking industry and in compliance with applicable laws and the Bank’s and the Bancorp’s Articles of Incorporation and Bylaws. Executive will also serve as a member of the Bank’s and the Bancorp’s Board of Directors, subject to all necessary regulatory approvals.”

2.	The word “Executive” is hereby substituted for the word “Financial” in the first sentence of Section F.2 and the first sentence of the second paragraph of Section F.4(a).of the Agreement.

3.	The first paragraph of Section F.4(a) of the Agreement is hereby amended to read in full as follows:

“Except for termination for Cause (pursuant to Section F.3 hereof), disability or death (pursuant to Section F.2 hereof), after the occurrence of a Change in Control (as defined below) and in no other event, if Executive’s employment with the Bank is materially adversely altered or Executive is not retained by the Bank, the Bancorp or the surviving bank or company, Executive shall be entitled to receive severance payment in the amount equal to eighteen (18) months of Executive’s then current annual salary,  and continuation of Executive’s medical and dental insurance coverage for eighteen (18) months or until Executive has found employment, whichever occurs earlier. Such payment shall terminate this Agreement in all respects, but shall not prohibit Executive from continuing as an employee under a new agreement with the Bank or a successor bank.”

4.	Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Agreement.

5.         This Second Amendment may be entered into in one or more counterparts, all of which shall be considered one in the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

6.         This Second Amendment shall be governed by and construed in accordance with the laws of the State of California.

7.         The execution and delivery of this Second Amendment by the Executive, the Bancorp and the Bank executing the Second Amendment have been duly authorized by the Bank and the Bancorp, and this Second Amendment constitutes a legal, valid and binding agreement of the Executive, the Bank and the Bancorp in accordance with its respective terms.

8.         Remaining Terms and Conditions. All remaining Terms and Conditions of the Agreement, as amended, shall remain in full force and effect between Bank, the Bancorp and Executive and are incorporated herein as if restated in full.

IN WITNESS WHEREOF, the parties hereto have executed the foregoing Second Amendment effective as of the date first written above.

ROYAL BUSINESS BANK		“EXECUTIVE”

By:	/s/ James Kao	/s/ David R. Morris
Name:	James Kao	David R. Morris
Title:	Chairman of the Board

By:	/s/ Richard Lin
Name:	Richard Lin
Title:	Secretary

RBB BANCORP

By:	/s/ James Kao
Name:	James Kao
Title:	Chairman of the Board

By:	/s/ Richard Lin
Name:	Richard Lin
Title:	Secretary

2